                                                                 Exhibit 10.12

--------------------------------------------------------------------------------

                                 LOAN AGREEMENT

                                 BY AND BETWEEN

                              ART RENAISSANCE, INC.

                                       AND

                          THE BANK OF BLOOMFIELD HILLS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                            $2,500,000 LINE OF CREDIT




                                OCTOBER 30, 1997

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT, made this 30th day of October, 1997, by and between Art Renaissance, Inc., a Delaware corporation, of New York, New York (herein called "Company"), and The Bank of Bloomfield Hills, a Michigan banking corporation, of Bloomfield Hills, Michigan (herein called "Bank");

      WITNESSETH:

      1. CREDIT FACILITIES.

      1.1 Bank agrees to grant to Company on the date hereof a line of credit in the principal sum of Two Million Five Hundred Thousand ($2,500,000) Dollars. The borrowing hereunder shall be evidenced by a multiple advance note (herein called "Note").

      1.2 The indebtedness represented by the Note shall be repaid on or before October 31, 1998. Company agrees to pay interest on the unpaid principal balance on the Note from time to time outstanding at a per annum rate equal to two and one-half (2 1/2%) per cent above the prime or base rate as announced from time to time by Citibank, N.A. ("Prime Rate"). Interest shall be paid quarterly commencing on January 30, 1998 and continuing on the thirtieth days of April, July, and October 1998. Upon the occurrence of any event of default hereunder, interest shall accrue on the unpaid principal balance at the per annum rate of four and one-half (4 1/2%) per cent above the Prime Rate.

      1.3 Interest shall be computed on a daily basis using a year of 360 days, assessed for the actual number of days of lapse, and such computation effect shall be given to any change in the interest rate resulting from a change in Prime Rate on the date of such change in rate.

      1.4 Company may prepay the Note in whole or in part at any time without penalty.

      1.5 The proceeds of the Note shall be used to pay existing debt and for working capital.

      2. CONDITIONS AND SECURITY.

      2.1 Company agrees to furnish Bank, prior to the borrowing hereunder, in form to be satisfactory to Bank, with (i) an opinion of Company's legal counsel;
(ii) certified copies of resolutions of the Board of Directors of Company evidencing approval of the borrowings hereunder, (iii) certified copies of Company's Articles of Incorporation and Bylaws, and (iv) a certificate of good standing from the State of Company's incorporation and from each jurisdiction in which it is required to be qualified to do business.

      2.2 As security for all indebtedness of Company to Bank, Company agrees to furnish, execute and deliver to Bank or cause to be furnished, executed and delivered to Bank prior to or simultaneously with the borrowing hereunder, in form to be satisfactory to Bank and supported by appropriate resolution in certified form authorizing same, the following (all of which is herein collectively called the "Collateral"):

      (a) Security Agreement dated March 29, 1996, granting to Bank first priority security interests in and covering all of Company's assets, which secures future advances such as advances under the line of credit.

      (b) Guaranties from Eugene I. Schuster, Venture Funding, Ltd., a Michigan corporation (herein called "Venture"), Growth Realty, Inc., a Michigan corporation, (herein called "Growth"), Venture Funding Holdings, L.L.C., a Michigan limited liability company, (herein called "Venture Holdings"), and Growth Realty Holdings, L.L.C., a Michigan limited liability company, (herein called "Growth Holdings") ("Guaranties").

      (c) Subordination Agreements from Eugene I. Schuster, Venture and Growth ("Subordinated Debt Holders") pursuant to which the Subordinated Debt Holders subordinate all indebtedness and obligations (except, so long as there is no default, current obligations for consulting fees, interest, expense reimbursement and repayment of advances made on behalf of the Company) of Company to them to all of Company's indebtedness and obligations to the Bank ("Subordination Agreements").

      (d) Security Agreement dated March 29, 1996, granting to Bank a first priority security interest in Growth's right to receive Two Million Five Hundred Thousand ($2,500,000) Dollars of subordinated debt from Mego Financial Corp., a New York corporation (herein called "Mego"), and Six Hundred Forty-four Thousand Six Hundred Eighty-five and 56/100 ($644,685.56) Dollars of cash balances owed by Mego to Growth pursuant to an Assignment Agreement between Growth and others and Mego dated October 25, 1987, and an Assignment and Assumption Agreement between Growth and others and Mego dated February 1, 1988, as amended, which secures future obligations such as the guaranty of advances under the line of credit. Growth has directed that Mego remit all payments of subordinated debt and cash balances directly to Bank. As long as Company is not in default, Bank will remit to Growth the interest portion of payments received from Mego. The principal portion of payments received from Mego (and the interest portion if Company is in default) shall be used to purchase a Certificate of Deposit in the name of Growth at then current market rates of interest, which Certificates of Deposit shall be held as Collateral. This Collateral also secures obligations of Cellex Biosciences, Inc. ("Cellex") to Bank. At the date hereof, the balance of the

            Subordinated Debt and Cash Balances from Mego total One Million Seventy-one Thousand ($1,071,000) Dollars.

      (e) Security Agreement (Pledge) dated March 29, 1996, from Growth of One Hundred Fifty-three Thousand (153,000) shares of Mego common stock, which secures future obligations such as the guaranty of the loan. This Collateral also secures obligations of Cellex to Bank.

      (f) Security Agreement (Pledge) dated February 6, 1997 from Growth of One Hundred Fifty Thousand (150,000) shares of Mego common stock.

      (g) Security Agreement (Pledge) of even date herewith from Growth of One Hundred Thousand (100,000) shares of Mego Mortgage Corporation (herein called "Mego Mortgage") common stock.

      (h) A first security interest in works of art owned by Eugene I. Schuster more fully described in the exhibit attached to the UCC-1 delivered to Bank, subject and subordinate to the security interest of Indiana Development Finance Authority disclosed by a financing statement filed March 30, 1995, number 54221B, by the UCC Unit of the Secretary of the State of Michigan and listed on Exhibit 1 attached to such financing statement.

      (i) Security Agreement (Pledge) of a warrant dated March 24, 1995, as amended from time to time to and including September 25, 1997, to purchase Three Hundred Thousand (300,000) shares of common stock of Cellex Biosciences, Inc. ("Cellex") at $1.5625 per share held by Venture.

      (j) Security Agreement (Pledge) of a warrant dated June 22, 1995 as amended from time to time to and including September 25, 1997, to purchase Five Hundred Twenty Thousand Five Hundred Seventy-one (520,571) shares of common stock of Cellex at $1.5625 per share held by Venture.

      (k) Security Agreement (Pledge) of a warrant dated August 20, 1993 as amended from time to time to and including September 25, 1997 to purchase Thirty-seven Thousand Five Hundred (37,500) shares of common stock of Cellex at $1.5625 per share held by Venture.

      (l) Security Agreement (Pledge) of a warrant dated September 25, 1997, to purchase Five Hundred Thousand (500,000) shares of common stock of Cellex at $1.5625 per share held by Venture Holdings.

      (m) The collateral described in Article II of the Letter of Credit Agreement which is part of the Application and Agreement for Irrevocable Standby Letter of Credit.

      (n) Financing Statements required or requested by Bank to perfect all security interests to be conferred upon Bank under this Agreement and to accord Bank a perfected first priority security position under the Uniform Commercial Code, except for Permitted Exceptions listed on Schedule A attached.

      (o) Such documents or certificates as may reasonably be requested by Bank and/or are required under the terms of any and every Security Agreement.

      (p) Such other documents or agreements of security and appropriate assurances of validity and perfected first priority of lien or security interest as Bank may request at any time.

      (q) Security Agreement (Pledge) of even date herewith from Growth Holdings of 235,000 shares of Mego Financial Corp and 111,860 shares of Mego Mortgage Corporation common stock.

      (r) Third Party Pledge Agreement of even date herewith from Growth of 244,228 shares of Mego Mortgage Corporation common stock.

To the extent that Company has heretofore given a security interest to Bank to certain of the foregoing and such documents and agreements comply with the requirements of this Agreement, it is hereby agreed that such documents and agreements shall remain in full force and effect for the purposes of this Agreement, but Bank may, if it deems it necessary or desirable, require execution of a new agreement or agreements or amendments to such agreements.

      3. REPRESENTATIONS AND WARRANTIES

      Company represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement:

      3.1 Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware; Company is in good standing in each jurisdiction in which it is required to be qualified to do business; execution, delivery and performance of this Agreement and other documents and instruments required under this Agreement, and the issuance of the Note by Company are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Agreement and other documents and instruments required under this Agreement and Note, when issued and delivered, will be valid and binding in accordance with their terms.

      3.2 The execution, delivery and performance of this Agreement and any other documents and instruments required under this Agreement, and the issuance of the Note by Company are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which Company is a party or by which it is bound.

      3.3 No litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of the officers of Company is threatened against Company, the outcome of which could materially impair the Company's financial condition or the ability of Company to carry on its business.

      3.4 There are no security interests in, liens, mortgages, or other encumbrances on any of Company's assets, except to Bank or as otherwise permitted by this Agreement.

      3.5 Company does not maintain or contribute to any employee benefit pension plan subject to Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA").

      3.6 All tax returns and tax reports of Company required by law to be filed have been duly filed or extensions obtained, and all taxes, assessments and other governmental charges or levies (other than those presently payable without penalty and those currently being contested in good faith for which adequate reserves have been established) upon Company (or any of its properties) which are due and payable have been paid. The charges, accruals and reserves on the books of Company in respect of the Federal income tax for all periods are adequate in the opinion of Company.

      3.7 There are no subsidiaries of Company other than:

          Art Renaissance (California) Incorporated
          Art Renaissance of Beverly Hills Incorporated
          Art Renaissance Boston Incorporated
          Art Renaissance Los Angeles Incorporated
          Art Renaissance Carmel Incorporated
          Art Renaissance Hawaii Incorporated
          Art Renaissance Eclipse Incorporated
          Art Renaissance Varick St. Incorporated
          Dyansen Fine Art Auction, Inc.
          Art Renaissance Chicago, Inc.

      3.8 Company is, in the conduct of its business, in compliance in all material respects with all federal, state or local laws, statutes, ordinances and regulations applicable to it, the enforcement of which, if Company were not in compliance, would materially adversely affect its business or the value of its property or assets. Company has all approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state or local, required to permit the operation of its business as presently conducted, except such approvals, authorizations, consents, licenses, orders and other permits with respect to which the failure to have can be cured without having a material adverse effect on the operation of such business.

      3.9 No representation or warranty by Company in this Agreement, nor any statement or certificate (including financial statements) furnished or to be furnished to Bank pursuant hereto contains or will contain any materially untrue statement of any material fact or omits or will omit to state a material fact necessary to make such representation, warranty, statement or certificate not misleading.

      3.10 Except as disclosed in attached Schedule 3.10, Company is not a party to any litigation or administrative proceeding, nor so far as is known by Company is any litigation or administrative proceeding threatened against Company, which in either case (A) asserts or alleges that Company violated Environmental Laws (as defined in Section 7.1), (B) asserts or alleges that Company is required to clean up, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, (C) asserts or alleges that Company is required to pay all or a portion of the cost of any past, present, or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by Company.

      3.11 Except as disclosed in attached Schedule 3.10 to the best knowledge of Company, there are no conditions existing currently which would subject Company to damages, penalties, injunction relief or cleanup costs under any applicable Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to applicable Environmental Laws by Company.

      3.12 Company is not subject to any judgment, decree, order or citation related to or arising out of applicable Environmental Laws and to the best knowledge of the Company, except as disclosed in attached Schedule 3.10, Company has not been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any applicable Environmental Laws.

      3.13 Company has all permits, licenses and approvals required under applicable Environmental Laws.

      4. AFFIRMATIVE COVENANTS

      Company covenants and agrees that it will, so long as any indebtedness remains outstanding under this Agreement:

      4.1 Furnish Bank:

      (a) Within one hundred ten (110) days after and as of the end of each fiscal year of Company, balance sheets and statements of profit and loss and surplus reconciliation of Company audited by independent certified public accountants satisfactory to Bank;

      (b) Within ninety (90) days after the end of each fiscal year of Company, copies of all management letters and other reports of substance submitted to Company by independent certified public accountants in connection with any annual audit of the books of Company;

      (c) Within sixty (60) days after May 31 of each year, an annual personal financial statement of Eugene I. Schuster as of May 31 of that year.

      (d) Within twenty (20) days after the same is filed, a copy of the federal income tax return of Eugene I. Schuster.

      (e) Within twenty (20) days after the same is filed, the form 10-K report of Mego, Mego Mortgage and Cellex.

      (f) Within twenty (20) days after the same is filed, the form 10-Q report of Mego, Mego Mortgage and Cellex.

      (g) Within twenty (20) days after the same is filed, the federal income tax return of Venture, Growth, Venture Holdings and Growth Holdings.

      (h) Such information as required by the terms and conditions of any security agreements referred to in this Agreement;

      (i) Promptly, and in form to be satisfactory to Bank, such other information as Bank may reasonably request from time to time.

      4.2 Pay and discharge all taxes and other governmental charges, and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith.

      4.3 Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property mortgaged or pledged to Bank or property in which Bank shall have a security interest of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Company and Bank as their respective interests may appear, all said policies or copies thereof, including all endorsements thereon and those required hereunder, to be deposited with Bank, and cause Eugene I. Schuster to maintain coverage as provided herein with respect to the works of art owned by him.

      4.4 Permit Bank, through its authorized attorneys, accountants and representatives, to examine Company's books, accounts, records, ledgers and assets of every kind and description at all reasonable times upon oral or written request of Bank, which shall include but shall not be limited to collateral audits of Company conducted by Bank, at Company's own cost and expense. Prior to the occurrence of an event of default hereunder, the Bank shall conduct collateral audits no more frequently than once a year and Company's liability for reimbursement of audit fees shall be limited to an aggregate amount not to exceed $3,000 each year. Following the occurrence of an event of default, these limitations on frequency of assets and expense reimbursement shall no longer be in effect.

      4.5 Promptly notify Bank of any condition or event which constitutes or with the running of time and/or the giving of notice would constitute an event of default under this Agreement, and promptly inform Bank of the existence or occurrence of any condition or event which could have a material adverse effect upon Company's financial condition.

      4.6 Maintain in good standing all licenses required by the States of Delaware, New York, California, Hawaii and Louisiana or any agency thereof, or other governmental authority that may be necessary or required for Company to carry on its general business objects and purposes unless the failure to so maintain such licenses would not have a material adverse effect on the financial condition or operations of Company.

      4.7 Furnish Bank, upon Bank's request, in form satisfactory to Bank with pledges, assignments, mortgages, lien instruments or other security instruments covering any or all of Company's real or personal property, of every nature and description, whether now owned or hereafter acquired, to the extent that Bank may in its sole discretion require.

      4.8 Comply with all material requirements imposed by ERISA as presently in effect or hereafter promulgated, including but not limited to, the minimum funding requirements of any Pension Plan.

      4.9 Promptly notify Bank after the occurrence thereof in writing of any of the following events:

      (a) The termination of a pension plan subject to Title IV of ERISA (a "Pension Plan");

      (b) The appointment of a trustee by a United States District Court to administer a Pension Plan;

      (c) The commencement by the Pension Benefit Guaranty Corporation, or any successor thereto of any proceeding to terminate a Pension Plan;

      (d) The failure of a Pension Plan to satisfy the minimum funding requirements for any plan year as established in Section 412 of the Internal Revenue Code of

            1954, as amended or any similar provision under the Internal Revenue Code of 1986, as amended;

      (e)   The withdrawal of Company from a Pension Plan; or

      (f)   A reportable event, within the meaning of Title IV of ERISA.

      4.10 On the date hereof, Bank is relying upon eighty (80%) per cent of Mego's indebtedness to Growth and sixty (60%) per cent of the market value of Mego stock and Mego Mortgage stock as the principal collateral for the combined loans to Company and Cellex. If at any time the outstanding principal balance of the combined indebtedness of Company and Cellex less the value of any cash collateral held by Bank exceed eighty (80%) per cent of the cash balances due from Mego to Growth plus sixty (60%) percent of the market value of the Mego shares, as such value is determined from time to time in the sole, but reasonable discretion of Bank (herein called the "Margin Requirement"), Company shall, upon ten (10) days prior written notice from Bank, pay or cause to be paid to Bank an amount sufficient to reduce the Indebtedness such that the remaining principal outstanding thereunder is equal to or less than the Margin Requirement. Company shall not drawn on the line of credit if such draw will cause the Indebtedness to exceed the Margin Requirement. Bank shall apply payments made under this paragraph in payment of the Indebtedness in such order and manner of application as Bank in its sole discretion elects. In the alternative, Company may provide or cause to be provided to Bank additional collateral in the form of cash or other property acceptable to Bank and with a value, as determined by Bank, that when added to the Collateral will constitute compliance with the Margin Requirement.

      4.11 If, after the date of this Agreement, Bank shall have determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has or would have the effect of reducing the rate of return on the capital of Bank (or the person controlling Bank) as a consequence of Bank's obligations or the financial accommodations provided by Bank hereunder (including its commitment) to a level below that which Bank (or the person controlling Bank) could have achieved but for such adoption, change or compliance (taking into consideration the policies of Bank (or the person controlling Bank) with respect to capital adequacy) by an amount deemed by Bank (or such person), in its sole discretion, to be material, then from time to time Company shall pay to Bank within ten (10) business days of receiving notice thereof, such additional amount or amounts as will compensate Bank (or such person) for such reduction.

      5. NEGATIVE COVENANTS

      Company covenants and agrees that, so long as any indebtedness to Bank remains outstanding under this Agreement, it will not, without the prior written consent of Bank:

      5.1 Purchase, acquire or redeem any of its capital stock or make any material change in its capital structure or general business objects or purpose.

      5.2 Enter into any merger or consolidation or sell, lease, transfer, or dispose of all, substantially all, or any material part of its assets, except in the ordinary course of its business.

      5.3 Guarantee, endorse, or otherwise become secondarily liable for or upon the obligations of others, except by endorsement for deposit in the ordinary course of business.

      5.4 Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

      (a)   Indebtedness to Bank;

      (b) Current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of Company's business;

      (c) Indebtedness to shareholders of Company for borrowed money which is subordinated to Company's indebtedness to Bank pursuant to a written subordination agreement in form and substance acceptable to Bank ("Subordinated Debt");

      (d) Purchase money indebtedness for the acquisition of fixed assets in an amount not to exceed $200,000 in the aggregate during any fiscal year of Company.

      5.5 Purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation or any shares of stock of any corporation, trusteeship or association or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

      5.6 Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any person, firm, corporation or other entity or association.

      5.7 Affirmatively pledge or mortgage any of its assets, whether now owned or hereafter acquired, or create, suffer or permit to exist any lien, security interest in, or encumbrance thereon, except:

      (a)   To Bank;

      (b) Purchase money security interests in fixed assets to secure the indebtedness permitted in Section 5.4(d) above to the extent created substantially contemporaneously with the acquisition of such fixed assets and the extent encumbering only the fixed assets so acquired;

      (c) Existing security interests described in Schedule A attached hereto to the extent such security interests are subordinated to Bank's security interests in the same property pursuant to written subordination agreements in form and substance satisfactory to Bank.

      5.8 Sell, assign, transfer or confer a security interest in any account, contract, note, trade acceptance or other receivable, except to Bank, except that Company may grant purchase money security interests up to $1,500,000 for inventory purchases.

      5.9 Incur capital expenditures during any fiscal year of Company in an amount in excess of Company's depreciation expense for such year.

      5.10 Make loans, advances of credit or extensions of credit to any officer, director or shareholder of Company or any member of their immediate families or entity controlled by any of the foregoing or to any other person, except for sales on open account or in the ordinary course of business.

      5.11 Declare or pay any dividends on, or make any other distribution (whether by reduction of capital or otherwise) with respect to any shares of its stock.

      6. ENVIRONMENTAL PROVISIONS

      6.1 For the purposes of this Agreement the term "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements, relating to environmental pollution, contamination or other impairment of any nature, any hazardous or other toxic substances of any nature, whether liquid, solid and/or gaseous, including smoke, vapor, fumes, soot, acids, alkalis, chemicals, wastes, by-products, and recycled materials. These Environmental Laws shall include but not be limited to the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act of 1986, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect and local health department ordinances.

      6.2 Company shall comply in all material respects with all applicable Environmental Laws.

      6.3 Company shall provide to Bank, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by Company or a cleanup, removal, remedial action, or other response by or on the part of Company under applicable Environmental Laws or which seeks damages or civil, criminal or punitive penalties from Company for an alleged violation of Environmental Laws.

      6.4 Company shall promptly notify Bank in writing as soon as Company becomes aware of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate in any material respect as of any date.

      6.5 In the event of any condition or circumstance that makes any environmental warranty, representation and/or agreement contained herein incomplete or inaccurate in any material respect as of any date, Company shall, at the reasonable request of Bank, at its sole expense, retain an environmental professional consultant, reasonably acceptable to Bank, to conduct a thorough and complete environmental audit regarding the changed condition and/or circumstance and any environmental concerns arising from that changed condition and/or circumstance. A copy of the environmental consultant's report will be promptly delivered to both Bank and Company upon completion.

      6.6 At any time Company, directly or indirectly through any professional consultant or other representative, determines to undertake an environmental audit, assessment or investigation, Company shall promptly provide Bank with written notice of the initiation of the environmental audit, fully describing the purpose and intended scope of the environmental audit. Upon receipt, Company will promptly provide to Bank copies of all final findings and conclusions of any such environmental investigation. Preliminary findings and conclusions shall be provided if final reports have not been completed and delivered to Bank within 60 days following completion of the preliminary findings and conclusions.

      6.7 Company shall maintain all permits, licenses and approvals required under applicable Environmental Laws.

      7. EVENTS OF DEFAULT

      7.1 Upon non-payment of any installment of the principal or interest on the Note within fifteen (15) days after due date in accordance with the terms thereof, or upon non-payment of any other outstanding indebtedness of Company to Bank hereunder and continuance thereof for fifteen (15) days, or non-payment of any other indebtedness to Bank within fifteen (15) days after due date, the Note shall automatically become immediately due and payable.

      7.2 Upon occurrence of any of the following events of default:

      (a) Default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Sections 4.1(a) and
            (b), 4.3, 4.5, or Section 5;

      (b) Default in observance or performance of any of the other conditions, covenants or agreements of Company herein set forth, and continuance thereof for thirty (30) days after notice to Company by Bank;

      (c) Any representation or warranty made by Company herein or in any instrument submitted pursuant hereto proves untrue in any material respect;

      (d) Default in the observance or performance of the conditions, covenants or agreements of Company and Growth in the Letter of Credit Agreement which is part of the Application and Agreement for Irrevocable Standby Letter of Credit;

      (e) Any representation or warranty made by Company herein or in any instrument submitted pursuant hereto proves untrue in any material respect;

      (f) Default in the observance or performance of any of the conditions, covenants or agreements of Company or any other person set forth in any collateral document of security which may be given to secure the indebtedness hereunder or in any other collateral document related to or connected with this Agreement or the indebtedness hereunder, and continuation of such default beyond any period of grace specified in any such document;

      (g) Default in the payment of any other obligation of Company or any Guarantor for borrowed money (other than to Bank) in an aggregate amount in excess of Fifty Thousand Dollars ($50,000), or in the observance or performance of any conditions, covenants or agreements related or given with respect thereto;

      (h) Judgments for the payment of money in excess of the sum of Fifty Thousand Dollars ($50,000) in the aggregate shall be rendered against Company or any Guarantor and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days from the date of its entry;

      (i) The occurrence of any "reportable event", as defined in the Employee Retirement Income Security Act of 1974 and any amendments thereto, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any employee pension benefit plan maintained by or on behalf of Company for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such plan and such reportable event is not corrected and such determination is not revoked within thirty (30) days after notice thereof has been given to the plan administrator or Company; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such employee benefit pension plan or to appoint a trustee to administer such plan; or the appointment of a trustee by the appropriate United States District Court to administer any such employee benefit pension plan;

      (j) The revocation of any Subordination Agreement or the revocation (which shall not include termination in accordance with its terms) of the Guaranties;

      (k) If there shall be any change for any reason whatsoever in the management, ownership or control of Company which shall in the reasonable judgment of Bank materially adversely affect future prospects for the successful operation of Company;

      (l) Default by Mego with respect to any payment due to Growth and assigned to Bank, and continuance thereof for ten (10) days after notice to Company by Bank;

      (m) The failure of Mego to make payments to Bank as assignee of Growth in the amount of Three Hundred Fifty-seven Thousand One Hundred Forty-two ($357,142) Dollars on or before March 1, 1999 and continuance thereof for ten (10) days after notice to Company by Bank;

      (n) Default by Mego or Preferred Equities Corporation, its wholly owned subsidiary, under the terms of any borrowing, loan agreement or credit facility provided by any bank or other financial institution.

then, or at any time thereafter, unless such default is remedied, Bank may give notice to Company declaring all outstanding indebtedness hereunder and under the Notes to be due and payable, whereupon all indebtedness then outstanding hereunder and under the Note shall immediately become due and payable without further notice and demand.

      7.3 If a creditors' committee shall have been appointed for the business of Company or any Guarantor; or if Company or any Guarantor shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors; or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver, or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company or any Guarantor as applicable) and such receiver, trustee or custodian so appointed shall not have been discharged within forty-five (45) days after the date of his appointment or if an order shall be entered and shall not be dismissed or stayed within forty-five (45) days from its entry, approving any petition for reorganization of Company or any Guarantor, then the Notes and all indebtedness then outstanding hereunder shall automatically become immediately due and payable.

      7.4 No waiver of any default by Bank nor any dispensation or forbearance granted to Company shall constitute a waiver of any other default, or a dispensation or forbearance other than that expressly granted.

      8. MISCELLANEOUS

      8.1 This Agreement shall be binding upon and shall inure to the benefit of Company and Bank and their respective successors and assigns.

      8.2 No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have.

      8.3 Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidated or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with generally accepted accounting principles consistently applied.

      8.4 All notices to Company with respect to this Agreement shall be deemed to be completed upon mailing by certified mail as follows:

      To Company:
      17 John Street
      New York, New York 10038
      Attention: John Addario

      To Bank:
      505 North Woodward Avenue, Suite 1300
      Bloomfield Hills, Michigan 48304
      Attention: Robert M. Burch, Vice Chairman

      8.5 Company shall pay all closing costs and expenses, including, by way of description and not of limitation, reasonable outside attorney fees and lien search fees incurred by Bank in connection with the commitment, consummation and closing of this Agreement. All of said amounts required to be paid by Company may, at Bank's option, be charged by Bank as an advance against the proceeds of the Note. All costs, including attorney fees and auditor fees, incurred by Bank in reviewing, revising, protecting or enforcing any of its rights against Company or defending Bank from any claims or liabilities by any party or otherwise incurred by Bank in connection with an event of default or the enforcement of this Agreement or the related documents shall also be paid by Company.

      8.6 On any default as defined in this Agreement or any default in payment of any liability above mentioned, Bank may, except as otherwise provided herein, without notice to anyone, declare the Note due forthwith, take all action, remedial and otherwise, as provided herein or in any Security Agreement or other document, instrument, or agreement of security or of collateral, and collect, deal with and dispose of all or any part of any security without notice in any manner permitted or authorized by the Michigan Uniform Commercial Code or other applicable law (including public or private sale) and after deducting expenses (including reasonable attorneys' fees and expenses) Bank may apply the proceeds and any deposits or credits in part or full payment of any of said liabilities, whether due or not, in any manner or order Bank elects.

      8.7 This Agreement shall become effective upon the execution hereof by Bank and Company.

      8.8 No amendments or waiver of any provision of this Agreement nor consent to any departure by Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver or consent with respect to any provision of this Agreement shall affect any other provision of this Agreement.

      8.9 THIS AGREEMENT AND THE NOTE HAVE BEEN DELIVERED AT BLOOMFIELD HILLS, MICHIGAN, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      8.10 Company hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Eastern District of Michigan or Michigan state court sitting in Oakland County, Michigan in any action or proceeding arising out of or relating to this Agreement and Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Company irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to Company at its address specified in Section 8.4 or by certified mail directed to such address.

      8.11 COMPANY AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT, THE INDEBTEDNESS EVIDENCED BY THE NOTE OR THE NOTE.

      WITNESS the due execution hereof as of the day and year first above written.

                              THE BANK BLOOMFIELD HILLS


                              By:   /s/ Robert M. Burch
                                  -----------------------------------
                                    Robert M. Burch
                              Its:  Vice Chairman


                              ART RENAISSANCE, INC.


                              By:   /s/ Eugene I. Schuster
                                  -----------------------------------
                                    Eugene I. Schuster
                              Its:  President